EXHIBIT 99.2
Trading Data

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost		Trade Amount	Security	Expiration Date

Pershing Square International, Ltd.	November 3, 2009	Buy	636,925	$13.79		$8,784,279	Common Stock	N/A
Pershing Square International, Ltd.	November 4, 2009	Buy	133,075	$14.21		$1,891,435	Common Stock	N/A
Pershing Square International, Ltd.	November 6, 2009	Buy	917,117	$14.57		N/A	Cash-settled total return swap	November 7, 2011
Pershing Square International, Ltd.	November 11, 2009	Buy	508,282	$15.25		N/A	Cash-settled total return swap	December 9, 2011
Pershing Square International, Ltd.	November 13, 2009	Buy	205,629	$15.62		N/A	Cash-settled total return swap	June 30, 2011

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost		Trade Amount	Security	Expiration Date

Pershing Square, L.P.	November 3, 2009	Buy	357,833	$13.79		$4,935,125	Common Stock	N/A
Pershing Square, L.P.	November 4, 2009	Buy	411,320	$14.21		$5,846,215	Common Stock	N/A
Pershing Square, L.P.	November 6, 2009	Buy	179,303	$14.57		N/A	Cash-settled total return swap	November 7, 2011
Pershing Square, L.P.	November 11, 2009	Buy	286,090	$15.25		N/A	Cash-settled total return swap	December 9, 2011
Pershing Square, L.P.	November 13, 2009	Buy	115,983	$15.62		N/A	Cash-settled total return swap	June 30, 2011

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost		Trade Amount	Security	Expiration Date

Pershing Square II, L.P.	November 3, 2009	Buy	7,012	$13.79		$96,707	Common Stock	N/A
Pershing Square II, L.P.	November 4, 2009	Buy	8,090	$14.21		$114,986	Common Stock	N/A
Pershing Square II, L.P.	November 6, 2009	Buy	3,580	$14.57		N/A	Cash-settled total return swap	November 7, 2011
Pershing Square II, L.P.	November 11, 2009	Buy	5,628	$15.25		N/A	Cash-settled total return swap	December 9, 2011
Pershing Square II, L.P.	November 13, 2009	Buy	2,264	$15.62		N/A	Cash-settled total return swap	June 30, 2011

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost		Trade Amount	Security	Expiration Date

Richard T. McGuire[1]	October 2, 2009	Buy	5,800	$10.37	[2]	$60,160	Common Stock	N/A
Richard T. McGuire	October 5, 2009	Buy	6,100	$10.73	[3]	$65,478	Common Stock	N/A
Richard T. McGuire	October 6, 2009	Buy	15,289	$11.04	[4]	$168,790	Common Stock	N/A
Richard T. McGuire	October 7, 2009	Buy	5,700	$11.08	[5]	$63,182	Common Stock	N/A
Richard T. McGuire	October 8, 2009	Buy	9,600	$11.01	[6]	$105,682	Common Stock	N/A
Richard T. McGuire	November 3, 2009	Buy	7,511	$13.77	[7]	$103,413	Common Stock	N/A

1
Richard T. McGuire undertakes to provide, upon request by the Securities and Exchange Commission, full information regarding the number of Common Shares (as defined in the Schedule 13D) purchased at each separate price.

2	Purchased at a range of prices from $10.32 – $10.48

3	Purchased at a range of prices from $10.69 – $10.84

4	Purchased at a range of prices from $10.92 – $11.23

5	Purchased at a range of prices from $11.05 – $11.14

6	Purchased at a range of prices from $10.92 – $11.04

7	Purchased at a range of prices from $13.74 – $13.84